  Exhibit 21.1

Jurisdiction of Incorporation
Altra Industrial Motion Corp.,	Delaware
- Guardian Couplings LLC,	Delaware
- Nuttall Gear LLC,	Delaware
- Ameridrives International LLC,	Delaware
- Formsprag LLC,	Delaware
- Warner Electric LLC,	Delaware
- Warner Electric Technology LLC,	Delaware
- Svendborg Brakes USA, LLC	Delaware
- Boston Gear LLC,	Delaware
- Bauer Gear Motor LLC,	Delaware
- Inertia Dynamics LLC,	Delaware
- Kilian Manufacturing Corporation,	Delaware
- Kilian Canada ULC,	Canada
- TB Wood’s Corporation,	Delaware
- TB Wood’s Incorporated,	Pennsylvania
- T.B. Wood’s Canada Ltd.,	Canada
- Industrial Blaju, S.A. de C.V.,	Mexico
- Altra Industrial Motion (Thailand) Ltd.,	Thailand
- Stevens Holding Company Inc.,	Delaware
- AS Motion LLC,	Delaware
- AS Motion North America Inc.,	Delaware
- G&L Motion Control Inc.,	Delaware
- Thomson Linear LLC,	Delaware
- American Precision Industries, Inc.,	Delaware
- Portescap U.S., Inc.,	New York
- Heat Transfer Guarantee Co., LLC,	Delaware
- API Harowe (St. Kitts) Ltd.,	St. Kitts and Nevis
- Portescap S.A.,	Switzerland
- Portescap International S.A.,	Switzerland
- Portescap Co., Ltd.,	Japan
- Motion Engineering Incorporated,	California
- Ball Screws and Actuators Co., Inc.,	California
- Wermex Corporation,	Texas
- Thomson Industries, Inc.	New York
- ABEK LLC,	Delaware
- Thomson Industries S. de R.L. de C.V.,	Mexico
- Jacobs Vehicle Systems, Inc.,	Delaware
- PacSci Motion Control, Inc.,	Massachusetts
- Kollmorgen Corporation,	New York
- TGA Motion AB,	Sweden
- AS Motion International B.V.,	Netherlands
- Elsim Elektroteknik Sistemler Sanayi ve Ticaret A.S.,	Turkey
- AS Motion Hong Kong Ltd.,	Hong Kong
- ASM Business Services LLC,	Delaware
- Altra Industrial Motion International Holding, Inc.,	Delaware
- Altra Industrial Motion Netherlands C.V.,	Netherlands
- Altra Industrial Motion Netherlands B.V.,	Netherlands
- Warner Electric Group GmbH,	Germany
- Kollmorgen s.r.o.,	Czech Republic
- Kollmorgen s.r.l.,	Italy
- Jacobs Vehicle Systems Europe s.r.o.,	Czech Republic
- Thomson Neff Industries GmbH,	Germany
- Kollmorgen Automation AB,	Sweden
- Tollo Linear AB,	Sweden
- Kollmorgen Europe GmbH,	Germany
- Stieber GmbH,	Germany
- Stromag Holding GmbH,	Germany
- Stromag GmbH,	Germany
- Stromag Dessau GmbH,	Germany
- Altra Industrial Motion India Private Ltd.,	India

- Warner Electric (Neth) Holding B.V.,	Netherlands
- Altra Industrial Motion Australia Pty. Ltd.,	Australia
- Altra Industrial Motion Hong Kong Limited	Hong Kong
- Altra Industrial Motion (ShenZhen) Co., Ltd.,	China
- Altra Industrial Motion Singapore Pte. Ltd.,	Singapore
- Altra Industrial Motion Taiwan Ltd.,	Taiwan
- Altra Industrial Motion Switzerland GmbH	Switzerland
- Altra Industrial Motion UK Holding Ltd.,	United Kingdom
- Altra Industrial Motion UK Ltd.,	United Kingdom
- Matrix International Ltd.,	United Kingdom
- Matrix International GmbH,	Germany
- Bauer Gear Motor Ltd.,	United Kingdom
- Stromag UK Ltd.,	United Kingdom
- Twiflex Ltd.,	United Kingdom
- Huco Engineering Industries Ltd.,	United Kingdom
- Bibby Transmissions Ltd.,	United Kingdom
- Altra Industrial Motion South Africa (Pty.) Ltd.,	South Africa
- AS Motion Asiapac Holding Ltd.,	Hong Kong
- A&S Industry Technology (Tianjin) Co., Ltd.,	China
- Portescap Singapore Pte., Ltd.,	Singapore
- Portescap India Private Limited,	India
- AS Motion Investment Ltd.,	Cayman Islands
- Jacobs (Suzhou) Vehicle Systems Co., Ltd.,	China
- Bauer Gear Motor GmbH,	Germany
- Bauer Gear Motor Europe GmbH,	Germany
- Bauer Gear Motor Slovakia s.r.o.,	Germany
- Aluminium Die Casting S.r.L.,	Italy
- Bauer Gear Motor Finland Oy Ab,	Finland
- Altra Industrial Motion Russia OOO,	Russia
- Warner Electric (Holding) SAS,	France
- Warner Electric Europe SAS,	France
- Stromag Holding SAS,	France
- Stromag France SAS,	France
- Altra Industrial Motion do Brasil Equipamentos Industriais Ltda.,	Brazil
- Altra Industrial Motion Denmark ApS,	Denmark
- S.B. Patent Holding ApS,	Denmark
- Svendborg Brakes ApS,	Denmark
- Svendborg Brakes Espana S.A.,	Spain
- Svendborg Brakes Australia Pty. Ltd.,	Australia
- Svendborg Brakes Korea Co. Ltd.,	Korea
- Svendborg Brakes Chile Ltd.,	Chile
- Svendborg Brakes India Ltd.,	India
- Svendborg Brakes Shanghai Co. Ltd.,	China
- Svendborg Brakes Trading (Shanghai) Co. Ltd.,	China
- Svendborg Brakes Peru S.A.C.	Peru